UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2012

Auxilium Pharmaceuticals, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Co-Promotion Agreement by and between Auxilium Pharmaceuticals, Inc. and GlaxoSmithKline LLC

On May 18, 2012, Auxilium Pharmaceuticals, Inc. (the “Company”) and GlaxoSmithKline LLC (“GSK,” and together with the Company, the “Parties,” and each individually, a “Party”) entered into a Co-Promotion Agreement (the “Agreement”). Under the Agreement, the Company granted to GSK the exclusive (except as to the Company) right to co-promote the sale of the Company’s Testim® 1% testosterone gel product (the “Product”) in the U.S. and its territories and possessions (the “Territory”). A summary of certain terms of the Agreement is set forth below.

Term of the Agreement:

•                  Subject to the Parties’ rights of early termination, the Agreement shall terminate on September 30, 2015 (the “Expiration Date”).  The Parties anticipate that co-promotion activities under the Agreement will begin early in the third quarter of 2012 following the satisfaction of certain conditions.

Promotional and Post-Expiration Payments:

•                  On a quarterly basis, the Company will pay GSK a promotional payment equal to a percentage of incremental net sales above a baseline established by the Parties.

•                  If the Agreement is not terminated prior to the Expiration Date, then, in addition to the promotional payments, the Company will, under certain circumstances, make post-expiration payments to GSK for two years following the Expiration Date.

•                  The Company’s obligation to make post-expiration payments to GSK is significantly reduced or eliminated in the event of early termination of the Agreement.

Manufacturing rights/supply obligations/pricing:

•                  The Company will be responsible, at its sole cost and expense, for the manufacture, fill, finish, supply, testing, labeling, packaging, release, storage and delivery of the Product, and will use commercially reasonable efforts to manufacture or have manufactured and to supply or have supplied the quantities of the Product required to meet market demand in the Territory during the term of the Agreement.

•                  The Company will determine pricing for the Product and will book all sales of the Product.

Marketing and Promotional costs:

•                  Each Party will bear the full cost of its respective sales force. The Company will be responsible for paying the costs for the marketing of the Product (but not GSK’s sales force costs), in accordance with annual written marketing budgets agreed upon by the Parties.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012. All readers are encouraged to read the entire text of the Agreement. Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement attached as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2012 pursuant to a Confidential Treatment Request that the Company plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-Q.

Item 7.01                                             Regulation FD Disclosure.

On May 21, 2012, the Company and GSK issued a joint press release announcing that they have entered into the Agreement with each other.  The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release, dated May 21, 2012, issued by Auxilium Pharmaceuticals, Inc. and GlaxoSmithKline LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2012

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 21, 2012, issued by Auxilium Pharmaceuticals, Inc. and GlaxoSmithKline LLC.